    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1998

                                                      REGISTRATION NO. 333-63841
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4


                                AMENDMENT NO. 2


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   AMERICORP
                                ---------------

          CALIFORNIA                         6712                  77-0164985
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                     Classification Code)        Identification
incorporation or organization)                                        No.)

                 304 E. MAIN STREET VENTURA, CALIFORNIA, 93001
                                 (805) 658-6633

          (Address, including zip code and telephone number, including area code, of registrant's principal office)

                              GERALD J. LUKIEWSKI
                            CHIEF EXECUTIVE OFFICER
                               304 E. MAIN STREET
                           VENTURA, CALIFORNIA, 93001
                                 (805) 658-6633

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

         JOHN F. STUART, ESQ.                     LOREN P. HANSEN, ESQ.
           Reitner & Stuart                          Knecht & Hansen
   1730 K Street, N.W., Suite 1100             1301 Dove Street, Suite 900
        Washington, D.C. 20006                   Newport Beach, CA 92660
            (202) 466-2818                            (714) 851-8070

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED         PER UNIT*        OFFERING PRICE*     REGISTRATION FEE
Common Stock, $1.00 par value........    420,000 shares          $23.50            $9,870,000            $2,912

* Estimated solely for the purposes of calculating the registration fee and calculated pursuant to Rule 457 (f) (1) and based on the average of the bid and asked price.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    CALIFORNIA LEGISLATION

    Americorp and its subsidiary, ACB, are subject to the California General Corporation Law (the "CGCL"), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

    With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suites a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

    The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

    The Bylaws of Americorp and ACB contain provisions substantial identical to the provisions of the CGCL.

    DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    Americorp presently maintains a policy of directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS

EXHIBIT NO.  EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
       2.1   Agreement to Merge and Plan of Reorganization, dated July 7, 1998, and amended on September 17,
             1998--Appendix A of Joint Proxy Statement/Prospectus

EXHIBIT NO.  EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
       3.1   Articles of Incorporation of Americorp*

       3.2   Bylaws of Americorp, as amended*

       4.1   Specimen Share Certificate for Common Stock*

       5.1   Opinion of Reitner & Stuart*

       8.1   Tax Opinion of Vavrinek, Trine, Day & Co., LLP

      10.1   Employment Agreement of Gerald J. Lukiewski*

      10.2   1994 Stock Option Plan*

      10.3   1998 Stock Option Plan--Appendix E of Joint Proxy Statement/Prospectus

      10.4   ACB 401K Profit Sharing Plan*

      10.5   Restated and Amended Senior Executives' Retirement Plan*

      10.6   Restated and Amended Chief Executive Officer Retirement Plan*

      10.7   Restated and Amended Directors Retirement Plan*

      10.8   Data processing Agreement with Electronic Data Systems Corp.*

      10.9   Findley Fairness Opinion--Appendix B of Joint Proxy Statement/Prospectus

      10.10  Cal.Research Fairness Opinion--Appendix C of Joint Proxy Statement/Prospectus

      21.1   Subsidiary of Americorp--American Commercial Bank is the only subsidiary of Americorp*

      23.1   Consent of Findley*

      23.2   Consent of Cal.Research (included in Appendix C)*

      23.3   Consent of Vavrinek, Trine, Day & Co., LLP*

      23.4   Consent of Fanning & Karrh*

      23.5   Consent of Reitner & Stuart (included in Exhibit 5.1)*

      23.6   Consent of Persons about to Become Directors*

      27     Financial Data Schedule*

      99.1   Americorp--form of proxy*

      99.2   CIB--form of proxy*


------------------------

*   previously filed

    (b) FINANCIAL STATEMENT SCHEDULES

    All schedules are omitted because the required information is not applicable or is included in the financial statements of Americorp and the related notes.

    (c) NOT APPLICABLE.

ITEM 22. UNDERTAKINGS.

    1. The undersigned registrant hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    3. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Americorp has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California on November 9, 1998.


                                AMERICORP

                                By:           /s/ GERALD J. LUKIEWSKI
                                     -----------------------------------------
                                                Gerald J. Lukiewski
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                By:             /s/ KEITH SCIARILLO
                                     -----------------------------------------
                                                  Keith Sciarillo
                                              CHIEF FINANCIAL OFFICER
                                           (PRINCIPAL ACCOUNTING OFFICER)


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                                                                  DATED:
                                                            -------------------

       /s/ ALLEN W. JUE
------------------------------  Chairman of the Board of     November 9, 1998
         Allen W. Jue             Directors

     /s/ LINCOLN E. CRYNE
------------------------------  Director                     November 9, 1998
       Lincoln E. Cryne

  /s/ ROBERT J. LAGOMARSINO
------------------------------  Director                     November 9, 1998
    Robert J. Lagomarsino

     /s/ E. THOMAS MARTIN
------------------------------  Director                     November 9, 1998
       E. Thomas Martin

     /s/ HARRY L. MAYNARD
------------------------------  Director                     November 9, 1998
       Harry L. Maynard

    /s/ CATHERINE S. WOOD
------------------------------  Director                     November 9, 1998
      Catherine S. Wood

                               INDEX TO EXHIBITS


 EXHIBIT NO.   EXHIBIT                                                                                        PAGE NO.
-------------  -------------------------------------------------------------------------------------------  -------------
       2.1     Agreement to Merge and Plan of Reorganization, dated July 7, 1998, and amended on September
                 17, 1998--Appendix A of Joint Proxy Statement/ Prospectus

       3.1     Articles of Incorporation of Americorp*

       3.2     Bylaws of Americorp, as amended*

       4.1     Specimen Share Certificate for Common Stock*

       5.1     Opinion of Reitner & Stuart*

       8.1     Tax Opinion of Vavrinek, Trine, Day & Co., LLP

      10.1     Employment Agreement of Gerald J. Lukiewski*

      10.2     1994 Stock Option Plan*

      10.3     1998 Stock Option Plan--Appendix E of Joint Proxy Statement/Prospectus

      10.4     ACB 401K Profit Sharing Plan*

      10.5     Restated and Amended Senior Executives' Retirement Plan*

      10.6     Restated and Amended Chief Executive Officer Retirement Plan*

      10.7     Restated and Amended Directors Retirement Plan*

      10.8     Data processing Agreement with Electronic Data Systems Corp.*

      10.9     Findley Fairness Opinion--Appendix B of Joint Proxy Statement/Prospectus

      10.10    Cal.Research Fairness Opinion--Appendix C of Joint Proxy Statement/Prospectus

      21.1     Subsidiary of Americorp--American Commercial Bank is the only subsidiary of Americorp*

      23.1     Consent of Findley*

      23.2     Consent of Cal.Research (included in Appendix C)*

      23.3     Consent of Vavrinek, Trine, Day & Co., LLP*

      23.4     Consent of Fanning & Karrh*

      23.5     Consent of Reitner & Stuart (included in Exhibit 5.1)*

      23.6     Consent of Persons about to Become Directors*

      27       Financial Data Schedule*

      99.1     Americorp--form of proxy*

      99.2     CIB--form of proxy*


------------------------

*   previously filed